Exhibit 4.12

RBS The Royal Bank of Scotland Global Banking & Markets Shipping - Piraeus Branch Akti Miaouli 45 P.O. Box 80177 185 10 Piraeus Telephone: +30 210 459 6500 Fascimile: +30 210 459 6600 www.rbs.com

Date 29 June 2007

To	Aegean Marine Petroleum Network Inc. and Aegean Marine Petroleum S.A. (as Borrowers)

Dear Sirs.

Facility Agreement dated 19 December 2006 (as amended)

1	We refer to:

(a)
the facility agreement dated 19 December 2006 as amended by a supplemental letter dated 17 April 2007 and as further amended and supplemented by a second supplemental letter dated 23 May 2007 (together, the "Facility Agreement") and made between (1) Aegean Marine Petroleum Network Inc. and Aegean Marine Petroleum S.A. as joint and several borrowers (therein and hereinafter together referred to as the "Borrowers" and individually a "Borrower") and (2) The Royal Bank of Scotland plc as lender (the "Bank"), whereby the Bank agreed (inter alia) to make available to the Borrowers on a joint and several basis, upon the terms and conditions therein contained, a term loan, overdraft and multi-currency revolving guarantee and letter of credit facility of up to US$183,400,000; and

(b)	the ISDA 1992 Master Agreement dated as of 19 December 2006 and made between (1) the Borrowers and (2) the Bank.

2	Words and expressions defined in the Facility Agreement shall have the same meanings when used herein.

3
The Borrowers have requested and the Bank has agreed that Milos Maritime Inc. shall be substituted for by Milos Shipping (Pte.) Ltd. as the Owner of the Milos Ship for the purposes of the Loan Agreement, the Master Swap Agreement and the other Security Documents.

4	The Borrowers have requested that the Bank consents to the following amendments to the Facility Agreement:

(a)	the deletion of the existing definition of "Milos Owner" and the insertion of the following new definition in clause 1.2 of the Facility Agreement in the correct alphabetical order:

""Milos Owner" means Milos Shipping (Pte.) Ltd. of 4 Shenton Way, SGX Centre # 04-03, Singapore 068807 and includes its successors in title;";

(b)	the substitution of row 3 of schedule 3, Part A of the Facility Agreement with a new row as follows:

MilosShipping (Pte.) Ltd. (Milos Owner)	Singapore	4 Shenton Way, SGX Centre II # 04-03, Singapore 068807

(c)	the substitution of row 3 of Schedule 3, Part B of the Facility Agreement with a new row 3 as follows:

Hull No. DN- 3500-1 (Milos Ship)	Singapore	Milos Shipping (Pte.) Ltd.

Royal Bank of Scotland plc, Registered in Scotland no. 90312. Registered office: 36 St Andrew Square, Edinburgh, EH2 2YB.

5	The Bank hereby confirms its consent to the above amendments to the Facility Agreement on condition that:

(a)
each Borrower, the other Security Parties and Milos Shipping (Pte.) Ltd. shall have confirmed their agreement and consent to the arrangements of this Letter by counter-signing this Letter by signatories acceptable to the Bank in all respects;

(b)
on or before the Delivery of the Milos Ship, Milos Shipping (Pte.) Ltd. executes in favour of the Bank an Owner's Guarantee (the "New Milos Guarantee") in substitution of the Owner's Guarantee dated 17 April 2007 and executed by Milos Maritime Inc. in favour of the Bank; and

(c)
there shall have been delivered to the Bank, such corporate authorisations or other evidence of the authority of the Borrowers, in relation to the execution of this Letter and the New Milos Guarantee, in a form acceptable to the Bank in all respects, and, with effect on and from the date when the Bank advises the Borrowers that it is satisfied that the conditions referred to in paragraphs 4(a) and 4(b) above have been met, but in any event not earlier than the Delivery of the Milos Ship from the Builder to Milos Shipping (Pte.) Ltd., the Facility Agreement shall be hereby amended (and deemed amended) in accordance with the changes referred to in paragraph 4 above and the New Milos Guarantee shall, for the purposes of the Facility Agreement and the other Security Documents, be deemed to be the Owner's Guarantee in relation to the Milos Ship.

6	This letter is governed by, and shall be construed in accordance with, English law.

Yours faithfully,

/s/ [ILLEGIBLE]
Attorney-in-fact
for and on behalf of
THE ROYAL BANK OF SCOTLAND PLC
Date: 29 June 2007

We hereby acknowledge and agree to the foregoing.

/s/ [ILLEGIBLE]
Attorney-in-fact
for and on behalf of
AEGEAN MARINE PETROLEUM NETWORK INC.
as Borrower
Date: 29 June 2007

/s/ [ILLEGIBLE]
Attorney-in-fact
for and on behalf of
AEGEAN MARINE PETROLEUM S.A.
as Borrower
Date: 29 June 2007

We hereby acknowledge and agree to the foregoing.

/s/ [ILLEGIBLE]
Attorney-in-fact
for and on behalf of
AEGEAN BUNKERING SERVICES INC.
as Manager and Corporate Guarantor
Date: 29 June 2007

We hereby acknowledge and agree to the foregoing.

/s/ [ILLEGIBLE]
Attorney-in-fact
for and on behalf of each of the following companies and corporations
AMORGOS MARITIME INC.
KIMOLOS MARITIME INC.
MILOS MARITIME INC.
MILOS SHIPPING (PTE.) LTD.
MKOS SHIPPING (PTE.) LTD.
MYKONOS MARITIME INC.
SYROS MARITIME INC.
EVIAN ENTERPRISES CO.
CARMEL INVESTMENT CORP.
CLYDE SHIPPING CORP.
BALTIC NAVIGATION COMPANY
CARNABY NAVIGATION INC.
MARE VISION S.A.
AEGEAN TANKING S.A.
PONTOS NAVIGATION INC.
AEGEAN TIFFANY SHIPPING PTE. LTD.
AEGEAN X MARITIME INC.
AEGEAN BREEZE SHIPPING PTE. LTD.
OURANOS TANKING S.A.
AEGEAN VII SHIPPING LTD.
VENUS HOLDING COMPANY
BALDWIN MANAGEMENT CO.
SEA BREEZER MARINE S.A.
TIFFANY MARINE S.A.

as Owners
Date: 29 June 2007

3